UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

BlackRock Monticello Debt Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56720	33-6595754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On May 22, 2025, BlackRock Monticello Debt Real Estate Investment Trust, a Maryland statutory trust (the “Company”), as borrower, entered into a revolving credit agreement (as it may be amended from time to time, the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPM”), as lender.

The Credit Agreement provides for revolving loans of up to a maximum aggregate availability of $43,875,000. The Company’s obligations under the Credit Agreement are secured by outstanding capital commitments of BlackRock Financial Management, Inc. (the “BlackRock Advisor”). The Credit Agreement may be increased to an amount as agreed between the Company and JPM, subject to the consent of JPM and other customary conditions. In addition, at no time may the outstanding obligations under the Credit Agreement exceed 90% of the total uncalled capital commitments of the BlackRock Advisor. The Company is permitted to borrow under the Credit Agreement for any purpose permitted under its constituent documents. The maturity date of the Credit Agreement is May 21, 2026, which may be extended upon the Company’s request to a date no longer than 12 months after the then-effective maturity date, subject to the consent of JPM and other customary conditions.

Advances under the Credit Agreement generally bear interest at a rate per annum equal to the Term Secured Overnight Financing Rate (“SOFR”) plus 1.95%. The Company pays a commitment fee on a quarterly basis to the lender on the daily unused amount of its commitment at a rate per annum of 0.30%.

The Credit Agreement contains representations, warranties, covenants, events of default and indemnities that are customary for an agreement of its type. If an event of default under the Credit Agreement occurs and is continuing, then JPM may declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if the Company or the BlackRock Advisor become the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Credit Agreement will automatically become immediately due and payable.

The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Natixis Repurchase Facility

On May 23, 2025, BLKM I, LLC (the “Seller”), an indirect, wholly-owned special-purpose financing subsidiary of the Company, entered into a Master Repurchase Agreement and Securities Contract (together with the related transaction documents, the “Repurchase Agreement”), with Natixis, New York Branch (“Natixis”), to finance the acquisition by the Seller of eligible loans as more particularly described in the Repurchase Agreement. The Repurchase Agreement provides for asset purchases by Natixis for an initial amount of $150 million, which may be increased to $300 million, subject to the consent of Natixis, in its sole discretion.

Advances under the Repurchase Agreement accrue interest at a per annum rate equal to the Term SOFR (as defined in the Repurchase Agreement) for a one month period plus a margin as agreed upon by Natixis and Seller for each transaction and the Company pays a fee on each draw date equal to 12.5 basis points on the amount funded by the Repurchase Agreement. The initial maturity date of the Repurchase Agreement is May 23, 2028, subject to an extension to a date in the future generally not to exceed the repurchase date of the last remaining eligible loan subject to the Repurchase Agreement, subject to satisfaction of certain customary conditions.

In connection with the Repurchase Agreement, the Company provided a Guaranty (the “Guaranty”), which may become full recourse to the Company upon the occurrence of certain events as described in the Guaranty.

The Repurchase Agreement and the Guaranty contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type.

The foregoing summary description of each of the Repurchase Agreement and Guaranty does not purport to be complete and is qualified in its entirety by reference to the Repurchase Agreement and Guaranty, copies of which are included as Exhibits 10.2 and 10.3, respectively, to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

As previously disclosed, the Company entered into (i) a subscription agreement, dated March 14, 2025, by and between the Company and the BlackRock Advisor, as amended by Amendment No. 1, dated May 22, 2025, pursuant to which the BlackRock Advisor agreed, from time to time, to purchase from the Company an aggregate amount of not less than $50 million in Class E shares (the “Initial BlackRock Investment”), and (ii) a subscription agreement, dated May 6, 2025, by and between the Company and Monticello Capital Partners, LLC, a Delaware limited liability company and an affiliate of MONTICELLOAM, LLC (the “Monticello Investor” and, together with the Blackrock Advisor, the “Sponsor Investors”), pursuant to which the Monticello Investor agreed, from time to time, to purchase from the Company an aggregate amount of not less than $3.25 million in Class E shares (the “Initial Monticello Investment” and, together with the Initial BlackRock Investment, the “Initial Sponsor Investments”), in each case, at a price per share equal to the Company’s most recently determined net asset value (“NAV”) of its Class E shares. On May 27, 2025, pursuant to the terms of the Initial Sponsor Investments, the Company issued an aggregate of 260,000 of its Class E shares to the Sponsor Investors at a price per share of $25.00 for an aggregate purchase price of $6.5 million. The offer and sale of the Class E shares to the Sponsor Investors was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Credit Agreement, dated May 22, 2025, by and between BlackRock Monticello Debt Real Estate Investment Trust, as borrower, and JPMorgan Chase Bank, N.A., as lender.

10.2	Master Repurchase Agreement and Securities Contract, dated May 23, 2025, by and between BLKM I, LLC, as Seller, and Natixis, New York Branch, as purchaser.

10.3	Guaranty, dated May 23, 2025, made by BlackRock Monticello Debt Real Estate Investment Trust for the benefit of Natixis, New York Branch.

104	Cover Page Interactive Data File (embedded within the XBRL file)

*	Portions of this exhibit have been omitted pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Monticello Debt Real Estate Investment Trust

By:	/s/ Robert P. Karnes
Name:	Robert P. Karnes
Title:	President

Dated: May 28, 2025